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EXHIBIT 10.01
                               SERVICE CONTRACT

  This agreement is made and entered into this 12th day of July 1999, by and between American Tire Corporation, 705 Yucca Street, Boulder City, Nevada 89005 (Hereinafter referred to as ATC) and McWong International (Shanghai) Co., Ltd., Suite 1612-1613, Tomson Financial Building, 710 DongFang Road, Pu Dong, Shanghai, 200122 P.R. China (Hereinafter referred to as McWong).

  Now, therefore in consideration of the mutual promises contained herein, the parties agree as follows:

Amount:

1. ATC agrees to pay McWong the sum of $2,500 (twenty-five hundred US dollars) per month starting July 16, 1999, for the purpose of providing ATC quality control personnel at the factory of Shanghai Forever Bicycle Co., Ltd. The sole purpose is to make sure the factory ships bicycles to ATC in the U.S. under specific specifications. The amount will cover the work of McWong for the shipping of 10,000 bicycles or less per month.

2. In addition, ATC agrees to pay an additional $.25 per bicycle on each bicycle shipped over 10,000 per month.

Term of Payment:

3. ATC agrees to pay $2,500 on or before the 15th day of each month through wire transfer of funds to the following account:

Beneficiary: McWong International Business (Shanghai), Inc.
Bank: Bank of Communications, Shanghai Branch
      Waigaoqiao Free Trade Zone Sub-branch
Bank Add: 35 Rijing Road, Shanghai, China
Account No.: 01601140121016473017

Any additional monies due for additional bikes over 10,000 shipped in that months, ATC agrees to wire transfer funds by the 20th day of that month.

Additional Expenses:

4. In the course of doing business ATC recognizes that there could be additional expenses curtailed by McWong in carrying out its responsibilities. Prior to the expenses being accepted McWong must receive prior approval in writing by ATC. This can be accomplished by fax to ATC with written approval to proceed.

Term of Contract:

5. This contract shall be in effect for one year (twelve months). At the end of the year ATC has the right to extend or cancel this agreement. However, ATC should give the written notice one month in advance before the end of one year.

McWong Responsibilities:

6. McWong must have two employees on ATC's bicycles program. One of them must speak English so as to be able to communicate with ATC. Two employees must be able to handle quality control on 10,000 bikes per months. If over 10,000 bicycles are shipped per month then additional personnel must be added to handle the quantities adequately.

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7. McWong must make sure that Shanghai Forever Bicycles Co., produces the bicycle under the specs of ATC. In the future, additional products will be ordered and addendum to this contract will be added.

8. McWong must be familiar with the safety standards as stated in the U.S. federal register dated January 28, 1974, under part 1512 - requirements for bicycles. Anything additional in safety features that ATC may desire will be included as an addendum to this contract.

9. The shipping boxes for the bicycles will be in a heavy gauge cardboard box.

10. McWong must make sure all pamphlets and other promotional items given to them by ATC for the purpose of shipping in the bicycle boxes are placed correctly.

Termination:

11. Termination can be caused by McWong not performing on their obligation to maintain quality control of the bicycles. A letter of cancellation will validate the termination. However, ATC agrees to pay McWong the compensation equals to two month service fee if ATC cancels the contract within one year.

General Provisions:

12. This agreement constitutes the entire under standing between ATC and McWong, and shall be construed according to the laws of the state of Nevada, U.S.A. This agreement cannot be modified except by written consent signed by both parties to this agreement.

13. Nothing contained herein shall be deemed to create a joint venture, partnership, or agency between the parties hereto.

14. In the event of any controversy or claim arising out of this agreement both parties agree to accept arbitration in accordance with the commercial arbitration rules of the American Arbitration Association.

15. The undersigned hereby certifies and warrants that they have the full power, right and authority to enter into this agreement, have read the same in its entirety and understands all of its terms and provisions and that no acceptance there of shall be valid which modifies said terms and conditions.

Witnessed by signatures below, this 12th day of July 1999.

American Tire Corporation            McWong International (Shanghai) Co. Ltd.

/S/ Richard A. Steinke, Chairman     /S/ Ping Zhang, General Manager

7/12/99                              7/12/99
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Date                                 Date